Exhibit 99.1

Camping World Holdings, Inc. Reports First Quarter 2020 Results

LINCOLNSHIRE, IL--(BUSINESS WIRE)--May 7, 2020--Camping World Holdings, Inc. (NYSE: CWH) (the “Company”), America’s largest retailer of recreational vehicles (“RVs”) and related services and products, today reported results for the first quarter ended March 31, 2020.

Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. stated, “Overall, we are pleased with our first quarter results, especially considering the impact of the pandemic at the end of the quarter. With our current expense structure, positioning of our inventory and what we consider to be sufficient liquidity and working capital, we believe we are well positioned to take advantage of the positive trends we are seeing in our business, and to grow market share.”

First quarter operating highlights and year-over-year comparisons:

  Revenue decreased 3.5% to $1.027 billion primarily as a result of the Company’s strategic shift in 2019 and the impact of the COVID-19 pandemic;
  Gross profit increased 1.5% to $302.7 million and gross margin increased 144 basis points to 29.5%;
  Income from operations, net loss and diluted loss per share of Class A common stock were $13.3 million, $(14.1) million, and $(0.22), respectively, and included restructuring and long-lived asset impairment costs of $13.4 million primarily related to the 2019 Strategic Shift away from locations that do not sell and/or service RVs;
  Adjusted EBITDA(1) increased 68.5% to $36.0 million;
  Cash totaled $283.3 million on March 31, 2020, including $109.4 million in our primary cash accounts and $173.9 million in our floorplan interest offset account; and
  Unencumbered used RV inventory was $151.1 million, and retail inventories net of payables totaled $174.1 million on March 31, 2020.
________________
(1)

Adjusted EBITDA is a non-GAAP measure. For a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, see the “Non-GAAP Financial Measures” section later in this press release.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s first quarter 2020 financial results is scheduled for today, May 7, 2020, at 3:30 p.m. Central Time. Investors and analysts can participate on the conference call by dialing (888) 394-8218 or (323) 701-0255 and using conference ID# 4132895. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented of the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of March 31, 2020, the Company owned 42.1% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results of the first quarter ended March 31, 2020 to our financial results from the first quarter ended March 31, 2019.

About Camping World Holdings, Inc.

Camping World Holdings, Inc. (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle.

For more information, please visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including the impact of COVID-19 on our business, financial results and financial condition, our liquidity and working capital, and our beliefs regarding our competitive position. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the COVID-19 pandemic and its impact on our business, financial results and financial condition; current softness in the RV industry, which has increased our costs and reduced our margins; uncertainty regarding how long the ongoing softness in the RV industry will last; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on five fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In Thousands Except Per Share Amounts)

	Three Months Ended March 31,
	2020	2019
Revenue:
Good Sam Services and Plans	$47,208	$46,966
RV and Outdoor Retail
New vehicles	497,317	529,577
Used vehicles	206,665	180,008
Products, service and other	172,623	204,876
Finance and insurance, net	92,456	91,891
Good Sam Club	11,004	11,451
Subtotal	980,065	1,017,803
Total revenue	1,027,273	1,064,769

Costs applicable to revenue (exclusive of depreciation
and amortization shown separately below):
Good Sam Services and Plans	21,859	20,731
RV and Outdoor Retail
New vehicles	426,442	463,044
Used vehicles	163,793	142,846
Products, service and other	110,269	136,104
Good Sam Club	2,247	3,717
Subtotal	702,751	745,711
Total costs applicable to revenue	724,610	766,442

Gross profit:
Good Sam Services and Plans	25,349	26,235
RV and Outdoor Retail
New vehicles	70,875	66,533
Used vehicles	42,872	37,162
Products, service and other	62,354	68,772
Finance and insurance, net	92,456	91,891
Good Sam Club	8,757	7,734
Subtotal	277,314	272,092
Total gross profit	302,663	298,327

Operating expenses:
Selling, general, and administrative	267,656	268,065
Depreciation and amortization	14,078	13,594
Long-lived asset impairment	6,569	–
Lease termination	584	–
Loss (gain) on disposal of assets	511	(214)
Total operating expenses	289,398	281,445

Income from operations	13,265	16,882

Other income (expense):
Floor plan interest expense	(8,604)	(11,610)
Other interest expense, net	(14,658)	(17,643)
Tax Receivable Agreement liability adjustment	–	8,477
Total other income (expense)	(23,262)	(20,776)

Loss before income taxes	(9,997)	(3,894)
Income tax expense	(4,132)	(22,913)
Net loss	(14,129)	(26,807)
Less: net loss attributable to non-controlling interests	5,969	7,412
Net loss attributable to Camping World Holdings, Inc.	$(8,160)	$(19,395)

Loss per share of Class A common stock:
Basic	$(0.22)	$(0.52)
Diluted	$(0.22)	$(0.52)
Weighted average shares of Class A common stock outstanding:
Basic	37,534	$37,195
Diluted	37,534	$37,195

Camping World Holdings, Inc.
Supplemental Data	Three Months Ended March 31,		Increase		Percent
	2020	2019	(decrease)		Change
Unit sales
New vehicles	14,208	15,016	(808)		(5.4%)
Used vehicles	8,682	8,177	505		6.2%
Total	22,890	23,193	(303)		(1.3%)

Average selling price
New vehicles	$35,003	$35,268	$(265)		(0.8%)
Used vehicles	23,804	22,014	1,790		8.1%

Same store unit sales
New vehicles	12,955	14,490	(1,535)		(10.6%)
Used vehicles	8,010	8,005	5		0.1%
Total	20,965	22,495	(1,530)		(6.8%)

Same store revenue ($ in 000's)
New vehicles	$456,327	$515,097	$(58,770)		(11.4%)
Used vehicles	194,606	177,283	17,323		9.8%
Products, service and other	118,792	118,581	211		0.2%
Finance and insurance, net	85,399	89,742	(4,343)		(4.8%)
Total	$855,124	$900,703	$(45,579)		(5.1%)

Average gross profit per unit
New vehicles	$4,988	$4,431	$558		12.6%
Used vehicle	4,938	4,545	393		8.7%
Finance and insurance, net per vehicle unit	4,039	3,962	77		1.9%
Total vehicle front-end yield(1)	9,008	8,433	575		6.8%

Gross margin
Good Sam Services and Plans	53.7%	55.9%	(216)	bps
New vehicles	14.3%	12.6%	169	bps
Used vehicles	20.7%	20.6%	10	bps
Products, service and other	36.1%	33.6%	255	bps
Finance and insurance, net	100.0%	100.0%	unch.
Good Sam Club	79.6%	67.5%	1,204	bps
Subtotal RV and Outdoor Retail	28.3%	26.7%	156	bps
Total gross margin	29.5%	28.0%	144	bps

Inventories ($ in 000's)
New vehicles	$1,053,802	$1,062,448	$(8,646)		(0.8%)
Used vehicles	151,058	120,418	30,640		25.4%
Products, parts, accessories and misc.	234,555	439,697	(205,142)		(46.7%)
Total RV and Outdoor Retail inventories	$1,439,415	$1,622,563	$(183,148)		(11.3%)

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$6,712	$7,228	$(515)		(7.1%)
Used vehicle inventory per dealer location	962	819	143		17.5%

Vehicle inventory turnover(2)
New vehicle inventory turnover	2.1	2.2	(0.1)		(3.4%)
Used vehicle inventory turnover	4.6	4.9	(0.2)		(5.0%)

Retail locations
RV dealerships	157	147	10		6.8%
RV service & retail centers	10	12	(2)		(16.7%)
Subtotal	167	159	8		5.0%
Other retail stores	1	67	(66)		(98.5%)
Total	168	226	(58)		(25.7%)

Other data
Active customers(3)	4,921,246	5,123,032	(201,786)		(3.9%)
Good Sam Club members	2,094,134	2,149,627	(55,493)		(2.6%)
Finance and insurance gross profit as a % of total vehicle revenue	13.1%	12.9%	18	bps	n/a
Same store locations	146	n/a	n/a		n/a
(1)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used retail unit revenue.
(2)	Inventory turnover calculated as vehicle costs applicable to revenue divided by average vehicle inventory.
(3)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
($ in Thousands Except Per Share Amounts)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$109,406	$147,521
Contracts in transit	54,794	44,947
Accounts receivable, net	71,989	81,847
Inventories	1,439,453	1,358,539
Prepaid expenses and other assets	51,829	57,827
Total current assets	1,727,471	1,690,681
Property and equipment, net	304,234	314,374
Operating lease assets	810,562	807,537
Deferred tax asset, net	127,746	129,710
Intangibles assets, net	28,824	29,707
Goodwill	386,945	386,941
Other assets	16,779	17,290
Total assets	$3,402,561	$3,376,240
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$159,189	$106,959
Accrued liabilities	133,611	130,316
Deferred revenues	82,187	87,093
Current portion of operating lease liabilities	60,300	58,613
Current portion of Tax Receivable Agreement liability	6,563	6,563
Current portion of long-term debt	13,962	14,085
Notes payable – floor plan, net	846,424	848,027
Other current liabilities	46,833	44,298
Total current liabilities	1,349,069	1,295,954
Operating lease obligations, net of current portion	845,106	843,312
Tax Receivable Agreement liability, net of current portion	108,286	108,228
Revolving line of credit	40,885	40,885
Long-term debt, net of current portion	1,151,097	1,153,551
Deferred revenues	57,915	58,079
Other long-term liabilities	34,621	35,467
Total liabilities	3,586,979	3,535,476
Commitments and contingencies
Stockholders' deficit:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of March 31, 2020 and December 31, 2019	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 37,768,220 issued and 37,539,786 outstanding as of March 31, 2020 and 37,701,584 issued and 37,488,989 outstanding as of December 31, 2019	375	375
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 50,706,629 outstanding as of March 31, 2020 and December 31, 2019	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of March 31, 2020 and December 31, 2019	–	–
Additional paid-in capital	51,596	50,152
Retained deficit	(97,046)	(83,134)
Total stockholders' deficit attributable to Camping World Holdings, Inc.	(45,070)	(32,602)
Non-controlling interests	(139,348)	(126,634)
Total stockholders' deficit	(184,418)	(159,236)
Total liabilities and stockholders' deficit	$3,402,561	$3,376,240

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended
	March 31,	March 31,
(In thousands except per share amounts)	2020	2019
Numerator:
Net loss	$(14,129)	$(26,807)
Less: net loss attributable to non-controlling interests	5,969	7,412
Net loss attributable to Camping World Holdings, Inc. — basic and diluted	(8,160)	(19,395)
Denominator:
Weighted-average shares of Class A common stock outstanding — basic and diluted	37,534	37,195

Loss per share of Class A common stock — basic	$(0.22)	$(0.52)
Loss per share of Class A common stock — diluted	$(0.22)	$(0.52)

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	738	859
Restricted stock units	1,732	1,444
Common units of CWGS, LLC that are convertible into Class A common stock	51,649	51,673

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, goodwill impairment, long-lived asset impairment, loss (gain) on disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, lease termination, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures, which are net loss and net loss as a percentage of revenue, respectively (unaudited):

	Three Months Ended
	March 31,
($ in thousands)	2020	2019

EBITDA:
Net loss	$ (14,129)	$ (26,807)
Other interest expense, net	14,658	17,643
Depreciation and amortization	14,078	13,594
Income tax expense	4,132	22,913
Subtotal EBITDA	18,739	27,343
Long-lived asset impairment (a)	6,569	-
Lease termination (b)	584	-
Loss (gain) on disposal of assets, net (c)	511	(214)
Equity-based compensation (d)	3,312	2,716
Tax Receivable Agreement liability adjustment (e)	-	(8,477)
Restructuring costs (f)	6,282	-
Adjusted EBITDA	$ 35,997	$ 21,368

	Three Months Ended
	March 31,
(as percentage of total revenue)	2020	2019

EBITDA margin:
Net loss margin	(1.4%)	(2.5%)
Other interest expense, net	1.4%	1.7%
Depreciation and amortization	1.4%	1.3%
Income tax expense	0.4%	2.2%
Subtotal EBITDA margin	1.8%	2.6%
Long-lived asset impairment (a)	0.6%	—
Lease termination (b)	0.1%	—
Loss (gain) on disposal of assets, net (c)	0.0%	(0.0%)
Equity-based compensation (d)	0.3%	0.3%
Tax Receivable Agreement liability adjustment (e)	—	(0.8%)
Restructuring costs (f)	0.6%	—
Adjusted EBITDA margin	3.5%	2.0%
(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)	Represents the loss on the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination fees.
(c)	Represents an adjustment to eliminate the losses and gains on disposal and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(e)

Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate and the transfer of certain assets from GSS to CWI.

(f)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits, incremental inventory reserve charges, and other associated costs. These costs do not include lease termination costs, which are presented separately above.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, goodwill impairment, long-lived asset impairment, loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, lease termination, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures (unaudited):

	Three Months Ended
	March 31,	March 31,
(In thousands except per share amounts)	2020	2019
Numerator:
Net loss attributable to Camping World Holdings, Inc.	(8,160)	(19,395)
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	6,569	—
Income tax expense for above adjustment (b)	(13)	—
Lease termination (c):
Gross adjustment	584	—
Income tax benefit for above adjustment (b)	—	—
Loss on disposal of assets and other expense, net (d):
Gross adjustment	511	(214)
Income tax (expense) benefit for above adjustment (b)	(1)	9
Equity-based compensation (e):
Gross adjustment	3,312	2,716
Income tax expense for above adjustment (b)	(302)	(221)
Tax Receivable Agreement liability adjustment (f):
Gross adjustment	—	(8,477)
Income tax benefit for above adjustment (b)	—	2,143
Restructuring costs (g):
Gross adjustment	6,282	—
Income tax expense for above adjustment (b)	(35)	—
Adjustment to net loss attributable to non-controlling interests resulting from the above adjustments (h)	(9,994)	(1,453)
Adjusted net income (loss) attributable to Camping World Holdings, Inc. – basic and diluted	$(1,247)	$(24,892)
Denominator:
Weighted-average Class A common shares outstanding – basic	37,534	37,195
Adjusted weighted average Class A common shares outstanding – diluted	37,534	37,195

Adjusted earnings (loss) per share - basic	$(0.03)	$(0.67)
Adjusted earnings (loss) per share - diluted	$(0.03)	$(0.67)

Anti-dilutive amounts (i):
Numerator:
Reallocation of net loss attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (j)	$4,025	$(5,959)
Income tax on reallocation of net loss attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (k)	$(5,734)	$(4,563)
Assumed income tax benefit of combining C-corporations with full valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (l)	$8,143	$10,567
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (m)	51,649	51,673
Anti-dilutive restricted stock units (m)	284	7
(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)

Represents the current and deferred income tax expense or benefit effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses an effective tax rate of 25.0% and 25.3% for the adjustments for the three month ended March 31, 2020 and 2019, respectively, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(c)	Represents the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination costs.
(d)	Represents an adjustment to eliminate the gains and losses on sales of various assets, and losses on the disposal or sale of real estate at closed RV and Outdoor Retail locations.
(e)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(f)

Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate and the transfer of certain assets from GSS to CWI.

(g)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits, incremental inventory reserve charges, and other associated costs. These costs do not include lease termination costs, which are presented separately above.

(h)

Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 57.9% and 58.1% for the three months ended March 31, 2020 and 2019, respectively.

(i)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(j)

Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(k)

Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses an effective tax rate of 25.0% and 25.3% for the adjustments for the three months ended March 31, 2020 and 2019, respectively.

(l)

Represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rate of 25.0% and 25.3% during the three months ended March 31, 2020 and 2019, respectively, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods are included in these amounts.

(m)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP Financial Measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP Financial Measures only supplementally. As noted in the tables above, certain of the Non-GAAP Financial Measures include adjustments for loss and expense on debt restructure, long-lived asset impairment, lease termination, loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Contacts

Investors:
John Rouleau
John.Rouleau@CampingWorld.com

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com